SECURITIES AND EXCHANGE COMMISSION

                     WASHINGTON,  DC  20549


                   ___________________________


                            FORM 8-K

                         CURRENT REPORT

             Pursuant to Section 13 or 15 (d) of the

                Securities Exchange Act of 1934.

               Date of Report:  February 18, 1994



                  CONSOLIDATED RAIL CORPORATION
          _____________________________________________
     (Exact name of registrant as specified in its charter)



Pennsylvania                    1-9064                      23-1989084
(State or other          (Commission File Number)           (IRS Employer
jurisdiction of                                             Identification No
Corporation



2001 Market Street, Two Commerce Square, Philadelphia, Pennsylvania 19101-1417
- ------------------------------------------------------------------------------
(Address of principal executive offices)                            (Zip Code)




Registrant's telephone number, including area code: (215) 209-4000

Item 4.   Changes in Registrant's Certifying Accountant
- ------    ---------------------------------------------

(a)  Previous Independent accountants
     --------------------------------
(i) On February 16, 1994, Consolidated Rail Corporation dismissed Coopers & Lybrand as its independent accountants.

(ii) The reports of Coopers & Lybrand on the financial statements for the past two fiscal years contained no adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principle.

(iii) The Registrant's Audit Committee participated in and approved the decision to change independent accountants.

(iv) In connection with its audits for the two most recent fiscal years and through February 16, 1994, there have been no disagreements with Coopers & Lybrand on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements if not resolved to the satisfaction of Coopers & Lybrand would have caused them to make reference thereto in their report on the financial statements for such years.

(v) During the two most recent fiscal years and through February 16, 1994, there have been no reportable events (as defined in Regulation S-K Item 304(a)(1)(v)).

(vi) The Registrant has requested that Coopers & Lybrand furnish it with a letter stating whether or not it agrees with the above statements. A copy of such letter, dated February 23, 1994, is filed as Exhibit 16.1 to this Form 8-K

(b)   New independent accountants
      ---------------------------
(i) The Registrant engaged Price Waterhouse as its new independent accountants as of February 16, 1994. During the two most recent fiscal years and through February 16, 1994, the Registrant has not consulted with Price Waterhouse on items which (1) were or should have been subject to SAS 50 or (2) concerned the subject matter of a disagreement or reportable event with the former auditor, (as described in Regulation S-K Item 304(a)(2)).

Item 7.   Exhibits
- ------    --------
16.1 Letter re change in certifying accountant.
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
                           SIGNATURES



     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                         CONSOLIDATED RAIL CORPORATION




                         BY: H. William Brown
                             ------------------------------------------------
                             H. WILLIAM BROWN
                             Senior Vice President-Finance and Administration





DATED:  February 18, 1994









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